EXHIBIT 99.1

NEWS COPY  INFORMATION CONTACT:
Dee Johnson         719-1869

FOR IMMEDIATE  RELEASE                                                                                                                                                                    (314)

VIASYSTEMS WILL HOST FIRST QUARTER 2010 RESULTS
CONFERENCE CALL ON MAY 14, 2010

ST. LOUIS, May 10, 2010 – Viasystems Group, Inc. (NASDAQ:VIAS) expects to release results for the quarter ended March 31, 2010 on Friday, May 14, 2010 before the market opens. Management plans to discuss the results of the quarter during a conference call with investors at 11:00 a.m. Eastern Time, which Viasystems will broadcast live via the Internet.

The live listen-only audio of the conference will be available at http://investor.viasystems.com. Professional investors and analysts are invited to participate in the live call by dialing 888-740-6139 (toll-free) or 913-312-1481.

A telephonic replay of this conference call will be available for one week at
888-203-1112 or 719-457-0820. Replay listeners should enter the conference ID 7784001. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.

Viasystems completed a merger with Merix Corporation on February 16, 2010 and began trading on the NASDAQ Global Market on February 17, 2010.

About Viasystems

Viasystems Group, Inc. is a technology leader and worldwide provider of complex multi-layer, rigid printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of many kinds of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 13,000 employees in North America and Asia serve more than 800 customers in the automotive, telecommunications, computer/datacom, industrial and instrumentation, and military/aerospace markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.